UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 18, 2016

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510, Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Stockholders held on May 18, 2016, the following matters were submitted to the Company’s stockholders:

(1)	The election of three directors for three-year terms ending at the Annual Meeting of Stockholders to be held in 2019 or until their successors are duly elected and qualified:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Mark Demilio	23,335,581	3,380,481	15,947,897
RJ Dourney	24,567,187	2,148,875	15,947,897
Michael Collins	24,556,781	2,159,281	15,947,897

(2)	The proposal to ratify of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2017:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
41,417,363	1,235,793	10,803	-0-

(3)	The proposal to approve, in a non-binding vote, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement pursuant to Item 402 of Regulation S-K:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
23,423,285	3,271,625	21,152	15,947,897

(4)
The proposal to approve an Amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at any time prior to the next annual meeting, a reverse stock split of the outstanding and treasury shares of the Company’s common stock having a split ratio ranging from one-for-two to one-for-twenty, as determined by the Board to be in the best interests of the Company and its stockholders:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
38,687,937	3,901,806	74,216	-0-

Of the 47,803,961 shares eligible to vote as of the March 28, 2016, record date, more than 42,663,959 votes, or approximately 89.25% of the total shares outstanding, were represented at the meeting.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSI, INC.

Date: May 24, 2016	By:	/s/ Vicki Baue
Name: Vicki Baue
Title: Vice President & General Counsel, CCO